Exhibit 23.2

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Huachen AI Parking Management Technology Holding Co., Ltd (the “Company”) of our report dated on August 14, 2024, relating to the consolidated financial statements, which appears in this annual report on Form F-1 of the Company for the years ended December 31, 2023 and 2022.

Audit Alliance LLP

Singapore

March 31, 2025